EXHIBIT 10.21

JPMorgan Chase Bank, N. A.

May 6, 2005

Matrix Service Company

Attn: Michael J. Hall, Chief Executive Officer

10701 East Ute Street

Tulsa, OK 74116

All Other Loan Parties Under the Credit

Agreement Described Below

Re:	Credit Agreement dated as of March 7, 2003 among Matrix Service Company, as “Borrower,” the Lenders described therein, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Main Office, Chicago)), as a Lender, LC Issuer, and as Agent for the Lenders, and others, as amended (as amended, the “Credit Agreement”)

Gentlemen:

This is in regard to the above-referenced Credit Agreement. Capitalized terms not defined in this letter have the same meanings as in the Credit Agreement.

Borrower has asked for a waiver of certain provisions of the Credit Agreement and certain other Loan Documents as follows (such waivers the “Sale Waivers”): (i) a waiver of Sections 6.4 and 6.13 of the Credit Agreement to allow the sale outside the ordinary course of business by Matrix Service Specialized Transport, Inc., which was formerly known as Frank W. Hake, Inc. (the “Seller”) (such sale the “Subject Sale”), of that certain equipment described on the attached Exhibit “A” (collectively the “Sale Equipment”) to Barnhart Crane & Rigging Company (the “Buyer”) for the amount of $1,470,000 (the “Gross Proceeds”), (ii) a waiver of the $250,000 limitation set forth in Section 2.7.2(i) of the Credit Agreement, such that the Subject Sale does not contribute to or count against such limitation, (iii) a waiver of the provisions in Section 2.1.5 of the Credit Agreement that would cause the reference to $10,000,000.00 in Section 2.1.5(i) to be reduced by the amount of proceeds received from the Subject Sale and (iv) a waiver of Section 4.1.5 of the Security Agreement by the Seller in favor of the Agent, to the extent the Subject Sale may be restricted, limited or prohibited by such Security Agreement.

Borrower has also asked for a waiver of certain provisions of the Credit Agreement (such waiver the “Perfection Certificate Waiver”) so that Borrower may deliver to Agent the perfection certificate required by Section 7.26 of the Credit Agreement on or before the end of the Business Day on May 13, 2005.

Upon execution and delivery of this waiver letter and amendment by the Loan Parties, the Agent and Lenders constituting the Required Lenders, the Lenders shall have agreed to grant the Sale Waivers and the Perfection Certificate Waiver, provided that the Sale Waivers shall be withdrawn without any further action required on the part of the Agent or any of the Lenders, and be of no force or effect, if any one of the following occurs:

(a) the amount paid to the Seller by the Buyer on account of the Subject Sale is less than an amount equal to the Gross Proceeds less reasonable costs of the Subject Sale approved by Agent (the “Net Proceeds”),

(b) the Net Proceeds are not paid or deposited in a manner satisfactory to Agent,

(c) costs of the Subject Sale in addition to those deducted from the Gross Proceeds are not reasonably acceptable to the Agent, or

(d) the closing of the Subject Sale does not occur on or before May 13, 2005.

The waivers contained herein are limited to the Subject Sale and the date of delivery of the Perfection Certificate only and shall not waive any provisions of the Credit Agreement or any of the other Loan Documents as they may relate to any other facts and circumstances.

This waiver letter and amendment shall constitute a supplement and amendment to the Credit Agreement. From and after the date hereof, references in the Credit Agreement to “this Agreement” and like terms shall be deemed to be references to the Credit Agreement as supplemented by this waiver, and as otherwise amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. References in the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as supplemented by this waiver letter and amendment and as further amended, supplemented, restated or otherwise modified from time to time. This waiver letter and amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. The Credit Agreement as supplemented by this waiver letter and amendment is ratified and confirmed in all respects, and all other Loan Documents are hereby ratified and confirmed in all respects.

Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, including express limitations therein relating to the date on which such representations and warranties were made. The waiver and agreements set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment to, consent to or modification of any other term or provision of the Credit Agreement or of any event, condition, or transaction on the part of the Borrower or any other Person which would require the consent of the Agent or any of the Lenders.

Member FDIC

The Borrower and each Loan Party, for itself and on behalf of all its predecessors, successors, assigns, agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys (collectively the “Releasing Parties”), hereby releases and forever discharges Agent and each Lender and their respective successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by the Releasing Parties, or any of them, or which the Releasing Parties or any of them may, as a result of any actions or inactions occurring on or prior to the date hereof, hereafter hold or claim to hold under common law or statutory right, arising, directly or indirectly out of any Loan or any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby. Borrower and each Loan Party understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability.

Please indicate your approval of the terms and provisions hereof by executing this letter in the space provided below.

This letter may be executed in any number of counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties hereto. A facsimile copy of this letter and signatures thereon shall be considered for all purposes as originals.

Yours very truly,

J. P. MORGAN CHASE BANK, N.A., as Agent

By:	/s/ Hal E. Fudge
Hal E. Fudge, First Vice President

Member FDIC

ACCEPTED AND AGREED TO:

Borrower:

MATRIX SERVICE COMPANY

By:	/s/ Michael J. Hall
Michael J. Hall, Chief Executive Officer

Loan Parties:

MATRIX SERVICE INC., an Oklahoma

corporation; MATRIX SERVICE INDUSTRIAL

CONTRACTORS, INC. (formerly known

as MATRIX SERVICE MID-CONTINENT,

INC.), an Oklahoma corporation; MATRIX

SERVICE, INC. CANADA, an Ontario, Canada

corporation; HAKE GROUP, INC., a Delaware

corporation; BOGAN, INC. (including

Fiberspec, a division), a Pennsylvania

corporation; MATRIX SERVICE

SPECIALIZED TRANSPORT, INC.

(formerly known as FRANK W. HAKE,

INC.), a Pennsylvania corporation; HOVER

SYSTEMS, INC., a Pennsylvania corporation;

I & S, INC., a Pennsylvania corporation;

MCBISH MANAGEMENT, INC.,

a Pennsylvania corporation; MECHANICAL

CONSTRUCTION, INC., a Delaware

corporation; MID-ATLANTIC

CONSTRUCTORS, INC., a Pennsylvania

corporation; TALBOT REALTY, INC.,

a Pennsylvania corporation; BISH

INVESTMENTS, INC., a Delaware

corporation; I & S JOINT VENTURE, L.L.C.,

a Pennsylvania limited liability company

By:	/s/ George L. Austin
George L. Austin, Vice President

Member FDIC

Lenders:

J. P. MORGAN CHASE BANK, N.A., as Agent

By:	/s/ Hal E. Fudge
Hal E. Fudge, First Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick McGovern
Patrick McGovern, Senior Vice President

UMB BANK, N.A.

By:	/s/ Richard J. Lehrter
Richard J. Lehrter, Community Bank President

WELLS FARGO BANK, NA (formerly known as Wells Fargo Bank Texas, NA)

By:	/s/ Roger Fruendt
Roger Fruendt, Senior Vice President

INTERNATIONAL BANK OF COMMERCE,

successor in interest to

LOCAL OKLAHOMA BANK,

an Oklahoma Banking Corporation

formerly known as LOCAL OKLAHOMA BANK, NA,

By:	/s/ David G. Moore
David G. Moore, Senior Vice President

Member FDIC

EXHIBIT “A”

(Sale Equipment)

Member FDIC